UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Inna Berkovich Separation Agreement and General Release

On February 16, 2016, Inna Berkovich ceased serving as the Chief Information Officer (“CIO”) of Addus HealthCare, Inc. (the “Company”). On March 18, 2016, the Company and Ms. Berkovich entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which, among other things, Ms. Berkovich agreed to resign from her position as CIO effective as of February 16, 2016. Pursuant to the Separation Agreement, conditioned upon her strict compliance with the restrictive covenants set forth therein regarding non-competition, non-solicitation, non-disclosure, non-disparagement and other matters, Ms. Berkovich is entitled to severance payments in an aggregate amount equal to $318,666.67 and payment of an amount necessary to cover certain COBRA costs. Pursuant to the Separation Agreement, Ms. Berkovich executed a general release in favor of the Company.

This summary is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Inna Berkovich

As disclosed about in Item 1.01, pursuant to Ms. Berkovich’s Separation Agreement, Ms. Berkovich agreed to resign from her position as CIO of the Company effective as of February 16, 2016.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of March 18, 2016, by and between Addus HealthCare, Inc. and Inna Berkovich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: March 23, 2016	By:	/s/ Donald Klink
	Name:	Donald Klink
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of March 18, 2016, by and between Addus HealthCare, Inc. and Inna Berkovich